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                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Nonstatutory Stock Option Plan and 2002 Outside Directors Stock Option Plan of Protein Design Labs, Inc. of our report dated February 4, 2003, with respect to the consolidated financial statements of Protein Design Labs, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/S/ ERNST & YOUNG LLP

Palo Alto, California
March 27, 2003